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                                                                    EXHIBIT 4(c)

                       Form of Certificate of Designation








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                     FORM OF CERTIFICATE OF THE DESIGNATION,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF

   Series ___________ $ _____________ [CUMULATIVE CONVERTIBLE] PREFERRED STOCK
                                 $0.10 PAR VALUE

                                       of

                               BARNETT BANKS, INC.

              ____________________________________________________


                       Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act


              ____________________________________________________


     1. DESIGNATION. The designation of the series of preferred stock created by this resolution shall be Series ______ $________________ [Cumulative Convertible] Preferred Stock, $0.10 par value, of Barnett Banks, Inc. (the "Corporation") (hereinafter referred to as "Series ________ Preferred Stock"), and the number of shares constituting such series shall be ___________________, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors of the Corporation (the "Board"). The Series ______ Preferred Stock shall rank prior to the common stock of the Corporation, $2.00 par value (the "Common Stock"), with respect to the payment of dividends and the distribution of assets and shall rank PARI PASSU with Series A $4.50 Cumulative Convertible Preferred Stock, Series B $2.50 Cumulative Convertible Preferred Stock and Series C $4.00 Cumulative Convertible Preferred Stock.

     2.   DIVIDEND RIGHTS.

          (a) The holders of shares of Series ______ Preferred Stock shall be entitled to receive, when and as declared by the Board, out of funds legally available therefor, (cumulative preferential cash dividends, accruing from the date of issuance), at the annual rate of $________ per share, and no more, payable quarterly on _____________, _______________, _________________, and __________________of each year (each of such quarterly periods being hereinafter referred to as a "dividend period"). Dividends on the Series _______ Preferred Stock shall first become payable on the first day of ___________________, __________________________,
     ___________________________ or ______________________, as the case may be, next following the date of issuance. The date of issuance of the shares of Series ______ Preferred Stock issued shall be _____________________________________ (hereinafter referred to as the
     "Issue Date").

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          (b)  [Dividends on shares of Series _________ Preferred Stock shall be cumulative from the date of issuance whether or not there shall be funds legally available for the payment thereof. Accumulations of dividends on Series _________ Preferred Stock shall not bear interest]. The Corporation shall not (i) declare or pay or set apart for payment any dividends or distributions on any stock ranking as to dividends junior to the Series _______ Preferred Stock (other than dividends paid in shares of such junior stock) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any stock ranking as to dividends junior to the Series ________ Preferred Stock (other than a purchase or redemption made by issue or delivery of such junior stock) unless all dividends payable on all outstanding shares of Series ________ Preferred Stock [for all past dividend periods] shall have been paid in full or declared and a sufficient sum set apart for payment thereof; PROVIDED, HOWEVER, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund regardless of whether at the time of such application all dividends payable on all outstanding shares of Series _________ Preferred Stock [for all past dividend periods] shall have been paid in full or declared and a sufficient sum set apart for payment thereof.

          (c) All dividends declared on shares of Series ________ Preferred Stock and any other class of preferred stock or series thereof ranking on a parity as to dividends with the Series ________ Preferred Stock shall be declared pro-rata, so that the amounts of dividends declared per share on the Series ________ Preferred Stock and such other preferred stock for the same dividend period, or for the dividend period of the Series _______ Preferred Stock ending within the dividend period of such other stock, shall, in all cases, bear to each other the same ratio that accrued dividends per share on the shares of Series ________ Preferred Stock and such other stock bear to each other.

     3.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series ________ Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $________________ per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of any class of stock of the Corporation ranking junior to the Series _________ Preferred Stock as to the distribution of assets.

          (b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series ________ Preferred Stock and any other shares of preferred stock of the Corporation ranking on a parity with the Series ________ Preferred Stock as to the distribution of assets, the holders of Series ________ Preferred Stock and the


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     holders of such other preferred stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

          (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Paragraph 3.

     4.   REDEMPTION.

          (a) The Corporation, at its option, with the prior consent of the Board of Governors of the Federal Reserve System, may redeem any or all shares of Series ______ Preferred Stock at any time on or after ________________________, 19____ at the redemption prices set forth below, plus an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price"):

     Twelve month period beginning               Redemption Price
     -----------------------------               ----------------



          (b) If less than all the outstanding shares of Series _______ Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, as the Board may determine.

          (c) Whenever the Corporation shall redeem any shares of Series ________ Preferred Stock, the record date for the payment of any dividend on the Common Stock payable for the dividend period in which the redemption date occurs shall be the same as the record date for the payment of dividends on the Series _______ Preferred Stock.

          (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series _________ Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) the right of the holders of Series _________ Preferred Stock to convert such stock into Common Stock until the close of business on the redemption date and the then effective conversion price;
     (iv) if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; and (v) the place where certificates for such shares are to be surrendered for payment of the Redemption Price. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the


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     account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest.

          (e) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, the City of New York, State of New York or the City of Jacksonville, State of Florida and having capital, surplus and undivided profits of at least $3 million, which bank or trust company also may be the transfer agent and/or paying agent for the Series _________ Preferred Stock, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except [the right of the holders thereof to convert such shares in accordance with the provisions of Paragraph 5 hereof at any time prior to the close of business on the redemption date and] the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series _______ Preferred Stock converted before the close of business on the redemption date shall be returned to the Corporation upon such conversion. Any funds so deposited with such a bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of six years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holders of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price.

          (f) Any provision of this Paragraph 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series _________ Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series __________ Preferred Stock unless all outstanding shares of Series __________ Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series ______ Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series __________ Preferred Stock for the purchase of all outstanding shares thereof.


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     [5.  CONVERSION RIGHTS.  The holders of shares of Series __________
Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

          (a) Shares of Series _________ Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion price of $___________ per share (the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series __________ Preferred Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the Common Stock issued upon such conversion subsequent to the record date for the determination to shareholders entitled to such dividends. If any shares of Series __________ Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

          (b) In order to convert shares of Series __________ Preferred Stock into Common Stock, the holder thereof shall surrender the certificate therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation at the office of the Transfer Agent for the Series _________Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificate representing the shares of Series _________ Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate or certificates for the number of whole shares of Common Stock issuable upon conversion of the shares of Series ____________ Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. Shares of Series ___________ Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provisions, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as record holder of such Common Stock as of such date.

          (c) In the case of any share of Series _____________ Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series _________ Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date") the dividend due on such Dividend Due


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     Date shall be payable on such Dividend Due Date to the holder of record of such share as of such preceding record date notwithstanding such conversion. Shares of Series ________ Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the Series ________ Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series B Preferred Stock and Series C Preferred Stock which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series _________ Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series __________ Preferred Stock called for redemption on a Redemption Date during the period from the close of business on any record date for the payment of a dividend on the Series ___________ Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Series __________ Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series ___________ Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series ____________ Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series ___________ Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

          (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series ____________ Preferred Stock. If more than one share of Series _________ Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series _________ Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, as defined in subsection (vi) of Paragraph 5(e) below on the date on which the shares of Series ____________ Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

          (e) The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such


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          dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection
          (vi) below) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

               (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.


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               (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to subsection (ii) above, any dividend or distribution paid in cash out of the earned surplus of the Corporation and any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board, whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If after the Distribution Date (the "Distribution Date"), as defined in the Rights Agreement, dated as of February 21, 1990, between the Corporation and the Bank of New York as Rights Agent, as in effect on the date hereof (the "Rights Agreement"), converting holders of the Series ____________ Preferred Stock are not entitled to receive the Rights, as defined in the Rights Agreement, which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then adjustment of the Conversion Price shall be made under the preceding sentence as if the Rights were then being distributed to holders of the Common Stock. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event. However, the Corporation may elect to amend the provisions presently applicable to the Rights so that each share of Common Stock issuable upon conversion of the Series ____________ Preferred Stock, whether or not issued after the Distribution Date for such Rights, will be accompanied by the Rights which would otherwise be attributable (but for the date of conversion) to such shares of Common Stock, in which event the preceding two sentences will not apply.

               (v) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Paragraph 5
          (g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately


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          prior to such reclassification into the number of shares of Common
          Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision become effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

               (vi) For the purpose of any computation under subsections (ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 5 consecutive trading days selected by the Board commencing not more than 20 trading days before, and ending not later than the day in question. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose.

          (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith keep available at the office of the Transfer Agent for the Series _______________ Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series ___________ Preferred Stock a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

          (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale of the assets of the Corporation substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series _______________ Preferred Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such consolidation, merger, sale or exchange by a holder of the number of shares of Common Stock issuable upon conversion of such shares of Series _______________ Preferred Stock immediately prior to such consolidation, merger or sale. Provision shall be made for adjustments in the Conversion Price which shall be as nearly equivalent as may be


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     practicable to the adjustments provided for in Paragraph 5(e).  The provisions of this Paragraph 5(g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

          (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series ____________ Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Series _____ Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

          (i) The Corporation may make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Paragraph 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series ____________ Preferred Stock then outstanding.

          (k)  In the event that:

               (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

               (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

               (iii) the Corporation shall propose to effect any consolidation of the Corporation with or merger of the Corporation with or into any other corporation or a sale of the assets of the Corporation substantially as an entirety which would result in an adjustment under Paragraph 5(g);

     the Corporation shall cause to be mailed to the holders of record of Series ____________ Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such consolidation, merger or sale is expected to become effective, and the date as of which it is expected that holders of Common Stock


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     of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such consolidation, merger or sale. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, consolidation, merger or sale.]

          6. VOTING RIGHTS. [The Series ____________ Preferred Stock shall not have any voting powers, either general or special, except that:

          (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series ____________ Preferred Stock, and any one or more series of preferred stock of the Corporation similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series of preferred stock shall [vote together as a separate class], shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any amendment or supplement thereto (including any Certificate of Designation or any similar document relating to any series of preferred stock of the Corporation) which would adversely affect the preferences, rights, powers or privileges of the Series ____________ Preferred Stock and such other series of preferred stock.

          (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series ____________ Preferred Stock and all other series of preferred stock of the Corporation ranking on a parity with shares of the Series ____________ Preferred Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series ____________ Preferred Stock and such other series of preferred stock of the Corporation shall [vote together as a single class without regard to series], shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of the Series ____________ Preferred Stock as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

          (c) Whenever, at any time or times, dividends payable on the shares of Series ____________ Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Series ____________ Preferred Stock at the time outstanding, the holders of the outstanding shares of Series ____________ Preferred Stock shall have the exclusive right, [voting separately as a class together with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series ___________ Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable], to elect two directors of the Corporation at the Corporation's next annual


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

     meeting of shareholders and at each subsequent annual meeting of shareholders. At elections for such directors, each holder of Series ____________ Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Series ____________ Preferred Stock, the MAXIMUM authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series ____________ Preferred Stock (either alone or together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) as hereinafter set forth. The right of the holders of Series ____________ Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series ____________ Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

          (d) Each director elected by the holders of shares of Series ____ Preferred Stock shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term all dividends on the Series ____________ Preferred Stock shall have been paid in full. If the office of any director elected by the holders of Series ____________ Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Series ____________ Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders and the special voting powers vested in the holders of Series ____________ Preferred Stock as provided in this paragraph (d) shall have expired, the number of directors shall be such number as may be provided for in the Articles of Incorporation or By-Laws of the Corporation irrespective of any increase made pursuant to the provisions of this paragraph (d).]

     7. REACQUIRED SHARES. Shares of Series ____________ Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

     8. NO SINKING FUND. Shares of Series ____________ Preferred Stock are not subject to the operation of a sinking fund.


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


                         [Signatures on following page]

     IN WITNESS WHEREOF, BARNETT BANKS, INC., has caused this Certificate to be signed by _________________________________, its ________________________ and
______________________________, its Secretary, and its Corporate Seal to be hereunto affixed this ____ day of _______________________, 19___.



                                   BARNETT BANKS, INC.


                                   By:___________________________________


                                   By:___________________________________





Sworn to and subscribed before me
this ____ day of ____________________________, 199__.


_______________________________________________________
Signature of Notary Public
State of Florida


_______________________________________________________
[Print, Type or Stamp Commissioned Name
of Notary Public]


Personally known                   ___________
or produced identification         ___________
Type of identification produced    ___________
My commission number               ___________
My commission expires              ___________


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